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                                                           EXHIBIT 10(iii)(A)(1)
                              ====================
                              EMPLOYMENT AGREEMENT
                              ====================







     This Employment Agreement (the "Agreement") is entered into as of May 14, 1997 by and between CB Commercial Real Estate Group, Inc., a Delaware corporation (the "Company") and William Rothe ("Employee").

                                    RECITALS
                                    --------


     WHEREAS, the Company desires to have the benefits of Employee's knowledge and experience as a full-time employee of the Company without distraction by employment-related uncertainties and considers such employment an important element to protecting and enhancing the best interests of the Company and Employee desires to be employed by the Company on a full-time basis;

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1.   EFFECTIVE DATE. This Agreement shall become effective at the Effective Time
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     of the Merger between CB Commercial Acquisition Subsidiary, Inc. and Koll
     Real Estate Services.

2.   TERM. The Company hereby agrees to employ Employee and Employee hereby
     ----
     agrees to be employed by the Company on a full-time basis for a period of twenty-four (24) months commencing on the effective date of this Agreement (the "Term"), except as and with the consequences provided in Section 6 hereof.

3.   DUTIES. Employee shall service the Company in a senior executive capacity
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     and in such capacity shall devote his full working time to the best interests of the Company and to the performance of his duties hereunder. Employee shall have the title Senior Executive Vice President and shall be
                                   -------------------------------
     subject to control and direction by the Chief Executive Officer of the Company or one or more other senior executives designated by the Chief Executive Officer or the Board of Directors of the Company who report to the Chief Executive Officer. Employee's duties and authority shall be established in writing from time to time by the Chief Executive Officer, the Board of Directors or the senior executive or executives to whom Employee reports. Initially Employee will have the responsibilities set forth on Exhibit A to this Agreement.

4.   COMPENSATION. The Company will compensate Employee for the services
     ------------
     rendered under this Agreement as follows:

     a.   SALARY. Employee will be paid a base annual salary (the "Base Salary")
          ------
          in the amount of $325,000 payable in accordance with the customary payroll practices of the Company with respect to senior executives. This Base Salary will be reviewed from time to time by the Company to determine whether it should be maintained, increased or decreased. Reductions in Employee's Base Salary may be made (but not below the initial Base Salary).



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     b.   CAR ALLOWANCE. Employee will be paid a car allowance of $1,000 per
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          month payable in accordance with the Company's customary practices for senior executives.

     c.   INCENTIVE COMPENSATION. Employee will be entitled to participate, in
          ----------------------
          accordance with its terms, in any incentive compensation program generally available to senior executives of the Company during the Term of this Agreement. Employee's annual incentive compensation potential under such programs shall not be less than one hundred per cent of his salary although the actual incentive payable to Employee may be greater or lesser than one hundred percent. For the period from the Effective Date of this Agreement through December 31, 1997 Employee shall receive incentive compensation which is not less than $175,000. multiplied by a fraction the numerator of which is the number of days from the Effective Date to and including December 31, 1997 and the denominator of which is 365. For 1998 Employee shall receive incentive compensation which is not less than $175,000 multiplied by a fraction the numerator of which is the number of days from January 1, 1998 to the anniversary of the Effective Date of this Agreement and the denominator of which is 365 (the minimum incentive payments for 1997 and 1998 are herein referred to as the "Minimum Incentive Payments"). Employee acknowledges that payments under the Company's incentive compensation programs for senior executives are based upon both the Company's financial performance for a year as well as Employee's performance for such year in meeting specific goals set during the first quarter of such year. Employee's performance goals for the balance of 1997 are set forth in Exhibit B. The Company reserves the right to amend or terminate any incentive compensation program but no such amendment or termination shall affect Employee's right to Minimum Incentive Payments.

     d.   EXPENSE REIMBURSEMENT. Employee will be entitled to reimbursement for
          ---------------------
          all reasonable business expenses incurred on behalf of the Company while on business, upon submission of appropriate documentation in accordance with the Company's general policies, as they may be amended from time to time during the Term of the Agreement.

     e.   OTHER EMPLOYEE BENEFITS. Employee shall be entitled to participate, in
          -----------------------
          accordance with their terms, in all medical, disability, pension, savings, vacation, deferred compensation, life insurance and other employee benefit plans which generally are made available to senior executives of the Company. Employee shall be entitled to five weeks of vacation in accordance with the Company's policies for accruing and taking vacation as in effect from time to time. For purposes of all such plans (except to the extent prohibited by applicable law), Employee's period of continuous employment with Koll Real Estate Services and its subsidiaries prior to its acquisition by the Company shall count as employment with the Company. The Company reserves the right in its sole and absolute discretion to amend or terminate any employee benefit plan.

     f.   STOCK OPTIONS. Employee has been granted a ten (10) year stock option
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          for 100,000 shares of common stock of CB Commercial Real Estate
          Services Group, Inc. at an exercise price of $22.75 per share. Such option vests as to 33,333 shares on the third anniversary of the Effective Date of this agreement, 33,333 shares on the fourth anniversary and 33,334 shares on the fifth anniversary. If Employee's employment terminates for any reason he will forfeit all shares not then vested.

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

          With respect to the stock option previously granted to Employee by Koll Real Estate Services and to be assumed by CB Commercial Real Estate Services Group, Inc. if Employee's employment is terminated without Cause he will be fully vested in such option and will have until twelve (12) months after his termination within which to exercise the option.

5.   WAIVER OF CERTAIN RIGHTS. Effective as of the Effective Date of this
     ------------------------
     Agreement Employee agrees to irrevocably relinquish and waive any rights he has pursuant to any employment or other service arrangement or agreement with Koll Real Estate Services, Koll Management Services, Inc. or any wholly owned subsidiary of either of them (collectively the "Koll Companies"), and each and every such arrangement or agreement shall be deemed terminated as of the effective date of this Agreement other than Employee's rights to purchase 25,000 shares of common stock of Koll Real Estate Services pursuant to a subscription agreement, and any claims by Employee for unpaid wages, unreimbursed business expenses or employee benefits under employee benefit plans identified in that certain Agreement and Plan of Reorganization dated May 14, 1997. Employee hereby resigns each and every position and office which he holds with the Koll Companies as of the Effective Date of this Agreement.

6.   TERMINATION.
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     a.   Subject to the terms of this Section 6.

          i. the Company may terminate Employee's employment with the Company at any time for Cause,

          ii. Employee may terminate Employee's employment with the Company at any time, with or without Cause and

          iii. the Company may terminate Employee's employment with the Company with or without Cause at any time after the first anniversary of the Effective Date of this Agreement.

               In the event of any such termination and without regard to whether the Company has acted in good faith Employee's sole claim for compensation or damages, whether such claim is based upon theories of contract, tort, fraud or otherwise shall be as set forth in this Section 6 and Employee expressly waives any other rights which he may have as a result of such termination.

     b. In the event of termination of Employee's employment by the Company without Cause (as defined in Section 6.e.) during the last twelve (12) months of the Term or by Employee at anytime with Good Reason (as defined in Section 6.f.) Employee shall be entitled to receive and the Company agrees:

          i. To pay Employee his Base Salary for the balance of the term of this Agreement (determined without regard to such termination) payable at the time plus the Minimum Incentive Payments less any incentive payments paid pursuant to Section 4.c.;




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          ii.  To pay Employee all accrued but unpaid Base Salary and vacation to the date of the termination plus any unpaid incentive compensation for any prior year;

          iii. To continue to include Employee in all medical, dental and life insurance plans in which he was participating on the date of the termination for a period of 90 days;

          iv. To provide Employee all rights to which he is entitled under any applicable law; and

          v. To reimburse Employee for all pending reimbursable business expenses incurred prior to the date of termination.

          Except for the Minimum Incentive Payments Employee shall not be entitled to any incentive compensation for the year in which his employment terminates or any subsequent year. There shall be no requirement on the part of Employee to mitigate damages and no amount received by Employee from any third party shall be used to mitigate damages. The amounts payable pursuant to this Section 6 shall be subject to customary withholding and employment taxes. Subject to
          Section 6.b.iii., Employee's right to participate in any medical, dental or life insurance plan shall be subject to the terms and conditions of the applicable plan. Any other provision of this Agreement to the contrary notwithstanding, in the event of any material violation by Employee of Section 7 hereof following termination of Employee's employment, the Company shall have no obligation to continue to make payments or provide benefits pursuant to this Section 6.b. other than pursuant to Section 6.b.ii, iv. and v.

     c. In the event Employee's employment terminates other than as provided in Section 6.b. (including as a result of Employee's death or Permanent Disability, Employee quitting without Good Reason or the Company terminating Employee for Cause) Employee shall be entitled only to:

          i. payment of any accrued but unpaid Base Salary and vacation to the date of death, termination or Permanent Disability together with any unpaid incentive compensation for any prior year;

          ii. payment of any benefits to which Employee is entitled under any employee benefit plan as a result of such death, termination or Permanent Disability;

          iii. payment of any benefits or participation in any benefit plans to which Employee is entitled under applicable law; and

          iv. Reimbursement for all of Employee's pending reimbursable business expenses incurred prior to the date of termination.

          Employee shall not be entitled to any incentive compensation (including Minimum Incentive Payments) for the year in which his employment terminates or any subsequent year.

     d. Regardless of the reason for Employee's termination or the termination of this Agreement, the parties shall continue to be subject to the provisions of Sections 6 through 15 inclusive.

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     e.   "Cause" for purposes of this Agreement shall mean:

          i. Employee shall have been repeatedly or habitually intoxicated or under the influence of drugs while on the premises of the Company or while performing any of his duties or obligations herein;

          ii.  Employee shall have been convicted of a felony;

          iii. Employee shall have stolen or embezzled any material property belonging to the Company or intentionally damaged any of the Company's material tangible or intangible property;

          iv. Employee shall have materially breached one or more material obligations hereunder;

          v. Employee shall have on more than one occasion in any three month period willfully refused to carry out any material lawful direction given to him by the Chief Executive Officer, the Board of Directors or the senior executive or executives to whom Employee is reporting; or

          vi. Employee shall have refused to accept new job responsibilities which are consistent with his status as a senior executive and which do not involve moving his office more than fifty (50) miles from Newport Beach, California.

          vii. Employee shall have failed to obtain within a reasonable period of time or keep current any license which he is required to hold to carry out his duties hereunder.

     f.   "Good Reason" for purposes of this Agreement shall mean,

          i. assigning Employee duties which are inconsistent with his position and status as a senior executive officer;

          ii. a material breach by the Company of any provision of this Agreement;

          iii. Employee's relocation to an office which is more than fifty (50) miles from Newport Beach, California.

     g. "Permanent Disability" for purposes of this Agreement has the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986.

7.   PROPRIETARY INFORMATION.
     -----------------------

     a. "Proprietary Information" includes all confidential information and any confidential idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any person directly or indirectly controlled by, in control of or under common control with the Company (collectively, the "CBC Group"), unless



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          i.   the information is or becomes publicly known through lawful means,

          ii. the information was rightfully in Employee's possession or part of his general knowledge prior to his engagement by the Company other than as a result of his relationship with the Company or,

          iii. the information is subsequently disclosed to Employee by a third party without breach of any agreement and without restriction of its use. Employee acknowledges and agrees that he has acquired, and is likely to continue to acquire by virtue of his employment with the Company, extensive Proprietary Information regarding the CBC Group's products, costs, finances, operations, business plans and strategies, marketing strategies and methods, customer base and prospective identities and roles of the key employees of the CBC Group. Employee agrees to hold all Proprietary Information in confidence and not to directly or indirectly disclose, use, copy, publish, summarize or remove form CBC Group's premises any Proprietary Information, except

               (1) during the Term of this Agreement to any extent necessary to carry out Employee's responsibilities under this Agreement, including the use of Proprietary Information at Employee's home, and

               (2) after the termination of this Agreement as specifically authorized in writing by the Chief Executive Officer of the Company. In the event of any termination of Employee's employment by the Company, Employee shall return immediately to the Company all Proprietary Information held by Employee wherever it may be located.

     b. In consideration of the engagement of his services and the compensation and benefits accorded him as described in this Agreement, Employee covenants and agrees that, during his employment hereunder and during the Restricted Period (as defined below) after his employment terminates for any reason, he shall not, for himself or any third party, directly or indirectly

          i. solicit the business of or unlawfully interfere with the Company's relationship with any person who on the date of the termination was a customer of the Company or any person who becomes a customer of the Company within thirty (30) days after such termination and whose business Employee had solicited or helped to solicit during the ninety day period preceding the termination or

          ii. solicit for employment any person employed by the CBC Group with respect to such business on the date Employee's employment hereunder terminates.

               This Section 7.b. shall not be construed to limit Employee's ability to accept employment which is competitive with the business of the Company or to preclude any person by whom Employee is hired from hiring the Company's employees provided there is no solicitation of such employees.




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                    The term "Restricted Period" means the period determined
                    from the following chart:


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   REASON FOR TERMINATION                            RESTRICTED PERIOD
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Any termination by Employee for                The shorter of two (2) years from
Good Reason or as a result of                  the Effective Date of this
Permanent Disability.                          Agreement or Ninety (90) days
                                               from the date of termination.
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Any other termination by Employee              The balance of the Term.
or any termination by the Company
for Cause or after the first year of
the Agreement, with or without
Cause.
--------------------------------------------------------------------------------

                    Nothing in this Agreement, however, is intended to limit any remedy of the Company or Employee under the California Uniform Trade Secrets Act (California Civil Code Section
                    3426), or otherwise available under law.

8.   INDEMNIFICATION. The Company agrees to the maximum extent permitted under
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     Delaware law and, its By-Laws, to indemnify Employee against expenses, judgment, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding which arises by reason of the fact that, Employee is or was an officer or employee of the Company.

9.   ARBITRATION. All disputes or controversies arising under or in connection
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     with this Agreement shall be settled exclusively by final and binding arbitration in accordance with Exhibit C to this Agreement.

10.  NOTICES. All notices, requests, demands and other communication called for
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     or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or three days after the date mailed by United States certified or registered mail, postage prepaid, addressed to the parties or their successors in interest at the following addresses or such other addresses as the parties may designate by notice in the manner aforesaid:

     If to the Company:          CB Commercial Real Estate Services Group, Inc.
                                 533 South Fremont Avenue
                                 Los Angeles, California 90071
                                 Attn.: General Counsel

     If to Employee:             William Rothe
                                 1633 Santiago Drive
                                 Newport Beach, California 92660

11.  LAW GOVERNING. This Agreement and the resolution of any disputes hereunder
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     shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.



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12.  ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties
     ----------------
     to be the final expression of their agreement with respect to Employee's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous agreements, course of dealing or any former employment agreements. The parties further intend that the Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

13.  VALIDITY. If any provision of this Agreement, or the application thereof to
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     any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provision as applied to other person, places and circumstances shall remain in full force and effect.

14.  AMENDMENT. This Agreement may not be modified or amended except by an
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     instrument in writing signed by the Employee and the Chief Executive
     Officer of the Company.

15.  EFFECT ON SUCCESSORS IN INTEREST; ASSIGNMENT. This Agreement shall inure to
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     the benefit of and be binding upon the heirs, administrators, executors, and successors of each of the parties hereto. This Agreement is personal to and may not be assigned by Employee.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.



By:
   -------------------------------------


EMPLOYEE


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